EXHIBIT 15

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 3, 2012 on our review of interim financial information of 3M Company and its subsidiaries for the three month period ended March 31, 2012 and 2011 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2012 is incorporated by reference in its Registration Statement on S-8 dated May 9, 2012.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

May 9, 2012